UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 10, 2015

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective July 10, 2015, BGC Partners, Inc. (“BGC Partners”) and GFI Group Inc. (“GFI”) entered into a guarantee (the “Guarantee”) pursuant to which BGC Partners has guaranteed the obligations of GFI under GFI’s 8.375% Senior Notes due 2018 in the remaining aggregate principal amount of $240,000,000 (the “Notes”) and the indenture for the Notes, dated as of July 19, 2011 (the “Indenture”), between GFI and The Bank of New York Mellon Trust Company, N.A., as Trustee. The Guarantee is expected to have a positive impact on the credit ratings of the Notes. As previously disclosed by GFI, pursuant to the terms of the Indenture, the current interest rate on the Notes will be reduced effective July 19, 2015 as a result of prior ratings increases following the acquisition of GFI by BGC Partners. Additional ratings increases due to the Guarantee would further reduce the interest rate of the Notes.

BGC Partners owns approximately 67% of GFI common stock and currently consolidates the financial statements of GFI. BGC Partners and GFI will share any cost savings, including interest and other costs, resulting from the credit enhancement provided by BGC Partners.

The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of such document attached as Exhibit 4.1 to this Current Report and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation/or an obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference in response to this Item 2.03.

Discussion of Forward-Looking Statements by BGC Partners and GFI

Statements in this Current Report regarding BGC Partners and GFI that are not historical facts are “forward looking statements” that involve risks and uncertainties. Except as required by law, neither BGC Partners nor GFI undertakes any obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results or events to differ from those contained in the forward-looking statements, see BGC Partners’ and GFI’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in its public filings, including its most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Guarantee, dated as of July 10, 2015, by and between BGC Partners, Inc. and GFI Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: July 10, 2015	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick
		Title:	Chairman and Chief Executive Officer

[Signature Page to Form 8-K, dated July 10, 2015, regarding the Company’s

Guarantee of GFI 8.375% Notes]

Exhibit List

Exhibit No.	Description

4.1	Guarantee, dated as of July 10, 2015, by and between BGC Partners, Inc. and GFI Group Inc.